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Exhibit 10.2

First Amendment to the DRS Technologies, Inc. Incentive Compensation Plan
(effective as of November 8, 2007)

The First Amendment deletes Section 6 in its entirety and replaces it with the following:

        6.    Time and Form of Payment.    Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period after the end of the Performance Period; provided, however, that in no event shall such payments be made later than the 15th day of the third month following the end of the taxable year (of the Company or the Participant, whichever is later) in which the Performance Goals have been achieved (except in the case of certain unforeseen events, as set forth in regulations issued under Section 409A). In addition, in the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

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  Exhibit 10.2
First Amendment to the DRS Technologies, Inc. Incentive Compensation Plan (effective as of November 8, 2007)